UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 21, 2018
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, Mark Midle resigned from the Board of Directors (the “Board”) of Limelight Networks, Inc. (the "Company") effective immediately. Mr. Midle is a Vice President of Goldman Sachs & Co. LLC, and has been a member of the Board since June 2015. Between November 2017 and March 6, 2018, investment partnerships affiliated with Goldman Sachs & Co. LLC and Goldman Sachs Group, Inc. sold 30.3 million shares that they had acquired at the Company’s IPO in June 2007. Mr. Midle’s resignation is in connection with the sale of that position. Mr. Midle’s resignation did not involve any disagreement with the Company on any matter relating to the Company's operations, policies or practices. A replacement has not been named at this time.

Also on March 21, 2018, in connection with Mr. Midle’s resignation from the Board and in recognition of efforts and contributions to the Company, the Board approved the immediate accelerated vesting of 39,585 restricted stock units previously granted to Mr. Midle, which were scheduled to vest in June 2018.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Limelight Networks, Inc. Press Release dated March 21, 2018 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: March 21, 2018	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Limelight Networks, Inc. Press Release dated March 21, 2018 (furnished herewith).